EXHIBIT 10.3

TRUST AGREEMENT

This Trust Agreement dated this 12th day of September, 2007 (the “Trust Agreement”), is entered into by and among (i) Live Nation, Inc., a Delaware corporation (“Buyer Parent”), (ii) Samco Investments Ltd., a Turks and Caicos company (“Samco”) and Michael Cohl (“Cohl”, and together with Samco, the “Majority Sellers”) (Buyer Parent and the Majority Sellers collectively, the “Parties,” and individually, a “Party”) and (iii) Wells Fargo Bank, National Association (“Trustee”).

RECITALS

A. Simultaneously with the execution of this Trust Agreement, the Parties, together with certain other contracting parties, have executed and entered into (i) that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) and (ii) that certain Lockup and Registration Rights Agreement (the “Lockup Agreement”).

B. Pursuant to Section 2.2(b) of the Stock Purchase Agreement, the Buyer Parent shall deliver to the Trustee 5,414,635 shares (the “Trust Shares”) of common stock of Buyer Parent, par value $0.01 per share, in satisfaction of the consideration for the purchase of certain securities from the Majority Sellers as more fully set forth in the Stock Purchase Agreement.

C. Trustee agrees to hold, sell and distribute proceeds of the Trust Shares on and subject to the terms of this Trust Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Trustee agree as follows:

ARTICLE 1

TRUST

Section 1.1. Appointment of Trustee. The Parties hereby appoint the Trustee as the trustee to hold the Trust Shares in accordance with the terms, conditions and provisions of this Trust Agreement, and the Trustee hereby accepts such appointment subject to the terms, conditions and provisions of this Trust Agreement.

Section 1.2. Receipt of Trust Shares. Upon execution hereof, Buyer Parent shall issue the Trust Shares to the Trustee in the manner required by, and in accordance with the terms of, the provisions of the Stock Purchase Agreement. Notwithstanding the foregoing, the Trustee shall not be required to review, interpret or understand the provisions of the Stock Purchase Agreement concerning the issuance of the Trust Shares as described herein but may rely solely upon the delivery of the Trust Shares by the Buyer Parent as conclusive evidence that such Trust Shares have been issued in the manner required by, and in accordance with the terms of, the provisions of the Stock Purchase Agreement.

Section 1.3. Trust Certificates. Upon execution hereof, the Trustee shall issue to each Majority Seller a Trust Certificate in the form of Exhibit A hereto evidencing a right to receive the net proceeds from the sale of the following number of Trust Shares allocated to each Majority Seller:

Majority Seller	Number of Trust Shares

Samco	4,829,269
Cohl	585,366

As used herein, the term “Allocated Shares” shall mean, with respect to a Majority Seller, the Trust Shares that are allocated to such Majority Seller in accordance with the foregoing terms. A Majority Seller’s number of Allocated Shares shall be reduced to the extent that such Majority Seller’s Allocated Shares are sold and the proceeds thereof are distributed to such Majority Seller in accordance with the terms of Section 1.4 hereof. Each Majority Seller is entitled to only those rights in respect of such Majority Seller’s Allocated Shares as are specifically set forth in this Trust Agreement and not otherwise. The Trustee shall have no obligation to ensure compliance with any federal or state securities or tax laws in issuing the Trust Certificates described in this Section 1.3, and makes no representations or warranties whatsoever with respect to the value, validity or enforceability of the Trust Certificates.

Section 1.4. Sale of Trust Shares.

(a) General Provision. Subject to the limitations and restrictions on the sale of the Trust Shares as set forth in the Lock Up Agreement, each Majority Seller shall have the express right and authority to require the Trustee to (i) sell all or any portion of the Allocated Shares of such Majority Seller in accordance with and pursuant to the terms of this Trust Agreement and (ii) distribute the net proceeds of any such sale to such Majority Seller in accordance with and pursuant to the terms of this Trust Agreement. Notwithstanding the foregoing, the Trustee shall not be required to review, interpret or understand the limitations and restrictions on the sale of the Trust Shares as set forth in the Lock Up Agreement but may solely rely upon the terms and provisions set forth in this Trust Agreement in determining whether it is authorized to sell any Trust Shares.

(b) Procedures for Requiring the Sale of Trust Shares.

(i) Each Majority Seller may demand that the Trustee sell all or any portion of that Majority Seller’s Allocated Shares by delivering an irrevocable written instruction (“Sale Demand Notice”) to sell a designated number of such Allocated Shares as specified therein. Each Sale Demand Notice shall include a descriptive narrative explaining the specific provisions contained in the Lock Up Agreement that permit or authorize the sale of the number of Allocated Shares specified in such Sale Demand Notice.

(ii) The Trustee shall deliver to the Buyer Parent a copy of each Sale Demand Notice as soon as reasonably practicable after receipt thereof.

(iii) Following Buyer Parent’s receipt of a copy of any Sale Demand Notice pursuant to Section 1.4(b)(ii), Buyer Parent shall have five (5) business days to provide a written notice (“Sale Objection Notice”) to the Trustee and to the applicable Majority Seller setting forth in a descriptive narrative the specific provisions contained in the Lock Up Agreement that Buyer Parent believes would prohibit the sale of all or some specified portion of the Allocated Shares (the “Tentative Restricted Shares”) designated for sale in such Sale Demand Notice.

(iv) Any dispute as to whether any Tentative Restricted Shares may be sold by the Trustee shall be resolved between Buyer Parent and the applicable Majority Seller in accordance with the terms and provisions of Section 1.6 hereof.

(c) Allocated Shares to be Sold. The Trustee shall sell the following Trust Shares in the manner set forth in Section 1.4(d) hereof:

(i) Trust Shares that are designated for sale in written instructions delivered to the Trustee and signed by both the Buyer Parent and a Majority Seller but in no event more than the remaining number of Allocated Shares of such Majority Seller.

(ii) All of the Trust Shares designated for sale in a Sale Demand Notice if the Trustee does not receive a Sale Objection Notice from Buyer Parent within five (5) business days following delivery to Buyer Parent of such Sale Demand Notice pursuant to Section 1.4(b)(ii).

(iii) Any Trust Shares designated for sale in a Sale Demand Notice that are not designated as Tentative Restricted Shares by Buyer Parent in a timely provided Sale Objection Notice.

(iv) Any Tentative Restricted Shares that are subsequently determined to be free of all restrictions on sale contained in the Lock Up Agreement pursuant to a final order issued in an arbitration proceeding conducted in accordance with Section 1.6 hereof.

Except as expressly authorized by this Section 1.4(c), the Trustee shall not sell any Trust Shares.

(d) Manner of Sale by Trustee. The Trustee shall sell all Trust Shares that it is required to sell pursuant to the terms of Section 1.4(c) hereof as follows:

(i) If the written instructions provided to the Trustee pursuant to Section 1.4(c)(i) include instructions that some or all of the Trust Shares described therein must be sold to the Buyer Parent, then the Trustee will sell the Trust Shares to the Buyer Parent on the price and terms set forth in such written instructions.

(ii) The Trustee shall sell, in a reasonably prompt manner, subject to the limitations of Rule 144 under the Securities Act, if applicable, and in an orderly and prudent manner, all such Trust Shares that are not required to be sold to the Buyer Parent pursuant to Section 1.4(d)(i) as follows:

(A) Except as provided in clauses (B) or (C), such Trust Shares shall be sold as the Trustee determines, in its reasonable judgment, pursuant to one or more broker’s transactions effected on the open market pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”), which sale shall be made through one of the brokerage firms identified on Exhibit C hereto or such other brokerage firm selected by the Majority Sellers and reasonably approved by Buyer Parent as indicated in a written instruction jointly provided to the Trustee.

(B) If the Majority Seller whose Allocated Shares are being sold should provide written notice (“Private Sale Notice”) to the Trustee before such Trust Shares are sold pursuant to clause (A) above that the Trustee should sell the Trust Shares to one or more buyers designated in such Private Sale Notice in a private sale upon terms designated in such Private Sale Notice, then the Trustee shall sell those Trust Shares in accordance with the instructions contained in such Private Sale Notice in lieu of broker’s transactions effected pursuant to clause (A) above; provided that, the Trustee shall not effect any such private sale unless the purchase documents for such private sale,

(1) include a representation and warranty from each buyer that such buyer (i) is not a competitor of the Buyer Parent (or any Affiliate of a competitor of the Buyer Parent) with consolidated gross revenues of more than $100,000,000 during the most recent fiscal year, (ii) are not any of the Majority Sellers or an Affiliate or an Immediate Family Member of any of the Majority Sellers and (iii) are not an intermediary party for any Person described in clauses (i) or (ii);

(2) are accompanied by an opinion of counsel from a law firm reasonably approved by Buyer Parent to the effect that no registration is required under the Securities Act or any applicable state securities or “blue sky” laws for the sale of the Trust Shares in such private sale; and

(3) have been reviewed and approved by the Buyer Parent, in its reasonable discretion, to confirm that such purchase documents do not contain any untrue statements of a material fact about the Buyer Parent or omit to state a material fact necessary in order to make the statements made about the Buyer Parent, in the light of the circumstances under which they were made, not misleading.

(C) If (x) the Majority Seller whose Allocated Shares are being sold include in the Sale Demand Notice a statement that the sale of the designated Trust Shares shall be effected under a registration statement to be filed pursuant to the Lockup Agreement or (y) the Trust Shares to be sold have a value equal to or in excess of $50,000,000 and Buyer Parent notifies the Trustee and the Majority Seller before such Trust Shares are sold pursuant to clause (A) above that such Allocated Shares shall be sold in an underwritten public offering pursuant to Section 2.3 of the Lockup Agreement, then the Trustee shall follow further joint written instructions from Buyer Parent, on the one hand, and the applicable Majority Seller, on the other, in connection with the effectuation of a sale of such Allocated Shares pursuant to such a registration statement or an underwritten offering pursuant to the terms of the Lockup Agreement. In furtherance of the foregoing, each of the Parties hereby agrees to take all such action as may be necessary to arrange for the sale of such Allocated Shares in accordance with the terms and conditions of the Lockup Agreement.

In the event of conflicting notices provided under clauses (B) and (C), then the notice under clause (C) will be given priority over the notice provided pursuant to clause (B) for purposes of determining the manner in which the Trustee will sell the Trust Shares that are described in such conflicting notices.

(e) Payment to Majority Seller. Within three business days following the completion of a sale of a Majority Seller’s Allocated Shares, the Trustee will pay to such Majority Seller the net proceeds, after costs and commissions, from such sale. As a condition to the Trustee’s obligation to pay such net proceeds to a Majority Seller, such Majority Seller will be required to surrender its Trust Certificate to Trustee, and the Trustee will issue a new Trust Certificate, if necessary, to such Majority Seller, which Trust Certificate shall reflect the number of any remaining unsold Allocated Shares of such Majority Seller.

Section 1.5. Distribution of Shares from Trust in Certain Events.

(a) Company Issuance Option. Buyer Parent shall have the option (the “Company Issuance Option”), exercisable at any time during the term of this Trust Agreement, to require the Trustee to distribute all Trust Shares to the Majority Sellers by providing written notice to the Trustee and the Majority Sellers expressly exercising the Company Issuance Option and certifying that (i) a majority of a quorum of the stockholders of Buyer Parent attending, in person or by proxy, a duly called and convened regular or special meeting of the stockholders of Buyer Parent, have approved the transfer of the Trust Shares by the Trustee to a Majority Seller or (ii) Rule 312.03 of the Listed Company Manual of the New York Stock Exchange (“NYSE Rules”) would not apply to the distribution of the Trust Shares to the Majority Sellers at the time of the exercise of the Company Issuance Option.

(b) Deemed Exercise of Company Issuance Option. Buyer Parent shall be deemed to have exercised the Company Issuance Option upon the earlier to occur of the following events (“Trigger Events”):

(i) A majority of a quorum of the stockholders of Buyer Parent has approved, in person or by proxy, at a duly called and convened regular or special meeting, the transfer of the Trust Shares by the Trustee to the Majority Sellers;

(ii) A change in circumstances has occurred that results in Section 312.03 of the NYSE Rules no longer applying to the transfer of the Trust Shares from the Trustee to the Majority Sellers; or

(iii) The NYSE has repealed Section 312.03 of the NYSE Rules (and any successor thereto) without replacing such rule with a similar, substitute or successor rule.

(c) Procedure for Establishing Deemed Exercise of Company Issuance Option.

(i) If the Majority Sellers believe that one of the Trigger Events has occurred and the Buyer Parent has not exercised the Company Issuance Option pursuant to Section 1.5(a), then the Majority Sellers may provide written notice (“Trigger Notice”) to the Trustee advising which of the Trigger Events it believes has occurred.

(ii) The Trustee shall deliver to the Buyer Parent a copy of any Trigger Notice as soon as reasonably practicable after receipt thereof.

(iii) Following Buyer Parent’s receipt of a copy of any Trigger Notice pursuant to Section 1.5(c)(ii), Buyer Parent shall have five (5) business days to provide a written notice (“Trigger Objection Notice”) to the Trustee and to the Majority Sellers asserting that it does not believe that the Trigger Event designated in the Trigger Notice has occurred.

(iv) Any dispute as to whether any Trigger Event has occurred shall be resolved between Buyer Parent and the Majority Sellers as follows:

(A) If the dispute relates to whether or not the Trigger Event described in Section 1.5(b)(ii) has occurred, then (x) the Parties will cooperate with one another to submit to the New York Stock Exchange (“NYSE”) a joint request for a ruling as to whether Section 312.03 of the NYSE Rules would apply to a transfer of the Trust Shares from the Trustee to the Majority Sellers and (y) the Trigger Event described in Section 1.5(b)(ii) will only be deemed to have occurred in the event that the NYSE provides a written ruling that Section 312.03 would not apply to a transfer of the Trust Shares from the Trustee to the Majority Seller. The Parties will deliver, or cause to be delivered, to the Trustee a copy of any such written ruling by the NYSE.

(B) All other such disputes shall be resolved in accordance with the terms and provisions of Section 1.6 hereof.

(d) Distribution of Trust Shares. The Trustee shall redeem each Majority Seller’s Trust Certificate in exchange for (x) the issuance of the unsold Allocated Shares of such Majority Seller and (y) the payment of any undistributed dividends (and any interest or earnings received by the Trustee with respect to such dividends) previously received by the Trustee attributable to the unsold Allocated Shares of such Majority Seller upon the first to occur of the following:

(i) The Buyer Parent exercises the Company Issuance Option pursuant to, and in accordance with, the provisions of Section 1.5(a) hereof.

(ii) The Majority Sellers provide a Trigger Notice pursuant to, and in accordance with, Section 1.5(c)(i) hereof, and the Trustee does not receive a Trigger Objection Notice from Buyer Parent within five (5) business days following delivery of such Trigger Notice to Buyer Parent pursuant to Section 1.5(c)(ii).

(iii) A subsequent determination pursuant to a final order issued in an arbitration proceeding conducted in accordance with Section 1.6 hereof that a Trigger Event has occurred.

(e) HSR Filing. Notwithstanding the other provisions contained in this Section 1.5, no Trust Shares may be transferred by the Trustee to any Majority Seller unless the Buyer Parent and such Majority Seller shall have certified to the Trustee in writing that (i) no filing is required under the Hart Scott Rodino Antitrust Improvements Act of 1976 (as amended) (“HSR Act”) by reason of the acquisition of the Allocated Shares of such Majority Seller or (ii) the filing required under the HSR Act by reason of the acquisition of the Allocated Shares of such Majority Seller has been made and the waiting period has expired by its terms or is terminated early by the applicable regulatory agencies. The Trustee shall be entitled to rely and shall be fully protected in relying upon any such certification concerning the HSR Act without further investigation or verification.

Section 1.6. Resolution of Disputes. If, for any reason, the applicable Majority Seller and the Buyer Parent are unable to resolve a dispute arising out of a Sale Objection Notice delivered pursuant to Section 1.4(b)(iii) hereof or a Trigger Objection Notice delivered pursuant to Section 1.5(c)(iii) hereof to their satisfaction within five (5) business days after delivery of such Sale Objection Notice or Trigger Objection Notice, then they may continue to attempt to resolve such dispute, or either of them may at any time thereafter commence binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) to resolve such dispute. The arbitration shall be before a three-arbitrator panel, with one arbitrator selected by the Buyer Parent, one arbitrator selected by the Majority Sellers, and the third arbitrator selected by the two arbitrators. At least one arbitrator will be an attorney. Two or more of the arbitrators shall have the authority to make the final and binding decision with respect to such dispute and any such decisions shall be binding upon the Majority Sellers and the Buyer Parent, and the Trustee may rely upon any such decision for all purposes hereof. The final decision of the arbitrators must be issued in a written form, and the arbitrators will be required to provide a copy of the final written decision to the Buyer Parent, the Majority Sellers and the Trustee. The applicable Majority Seller and the Buyer Parent shall each bear their own internal expenses and attorney’s fees and expenses in connection with any arbitration brought pursuant to this Section 1.6. Any arbitration commenced pursuant to this Section 1.6 shall be conducted in Miami, Florida, unless otherwise mutually agreed by the Majority Sellers and the Buyer Parent. Nothing in this Section 1.6 shall preclude either the Majority Sellers or the Buyer Parent from seeking immediate recourse to a court of competent jurisdiction to: (i) enforce the terms of, or an arbitration award under this Section 1.6; (ii) seek a temporary restraining order, preliminary injunction or other equitable relief (including specific performance), where such relief is necessary to protect its interests, or (iii) to grant recovery of specific property. All matters relating to arbitration shall be strictly confidential.

Section 1.7. Transfer Restrictions. The Trust Certificates will not be transferable by a Majority Seller except to (i) Affiliates of such Majority Seller, (2) an Immediate Family Member of such Majority Seller or any trust established for the benefit of one or more Immediate Family Members of such Majority Seller for estate planning purposes or (iii) the other Majority Seller.

Section 1.8. Dividends. Trustee will receive, and invest in a Wells Fargo Bank Money Market Deposit Account, all dividends declared and paid with respect to the Trust Shares. All dividends, and any interest earned by Trustee on dividends, with respect to the Trust Shares shall be distributed, net of any taxes and withholding obligations, to the Majority Sellers in proportion to each of their unsold Allocated Shares.

Section 1.9. Voting Rights.

(a) Possession of Voting Power. The Trustee shall possess and shall be entitled to exercise in person or by proxy in respect of any and all Trust Shares at any time deposited under this Trust Agreement, all rights and powers to vote the Trust Shares; provided, however, that the Trustee will exercise such rights and powers to vote the Trust Shares, and shall vote the Trust Shares, in conformance with the vote of the majority of the outstanding voting securities of the Buyer Parent (excluding the Trust Shares) that are also voting on such applicable matter. The grant of proxy set forth in Section 1.9(c) below shall fully satisfy the obligations of the Trustee under this Section 1.9(a).

(b) Majority Sellers Excluded from Voting of Trust Shares. The Majority Sellers will have no right to direct, control or influence the Trustee in connection with any decision to vote the Trust Shares.

(c) Grant of Proxy. On and subject to the provisions of this Section 1.9(c), the Trustee hereby grants to the person who is then serving as the Secretary of the Buyer Parent (“Voting Person”) an irrevocable proxy (this “Proxy”) to vote, or to execute and deliver written consents or otherwise to act with respect to the voting of the Trust Shares, as fully, to the same extent, and with the same effect as the Trustee might or could do under any applicable laws or regulations governing the rights and powers of shareholders of the Buyer Parent in connection with any and all matters for which shareholders of the Buyer Parent are entitled to vote. The Trustee hereby affirms that this Proxy is coupled with an interest and is irrevocable; provided that this Proxy shall only apply to those Trust Shares that are owned by the Trustee pursuant to this Trust Agreement and shall cease to apply with respect to any Trust Shares that may be sold pursuant to Section 1.4 hereof or that may be distributed to the Majority Sellers pursuant to Section 1.5 hereof. It is further understood by the Trustee that this Proxy may be exercised by the Voting Person, his successors as Secretary of the Buyer Parent or his designated assigns. When exercising the rights under this Proxy, the Voting Person shall vote the Trust Shares at all meetings and on all matters (including but not limited to the election of directors) upon which shareholders of the Buyer Parent are entitled to vote in conformance with the vote of the majority of the outstanding voting securities of the Buyer Parent (excluding the Trust Shares) that are also voting on such applicable matter. The Trustee will hereafter execute such other and further agreements, documents, proxy cards or other instruments as may be requested by the Buyer Parent to better implement or carry out the purposes and provisions of this Proxy.

Section 1.10. Income Tax Allocation and Reporting.

(a) The Parties agree that, for all tax purposes, all interest and other income from investment of the Trust Shares or gain recognized from any disposition of the Trust Shares shall, as of the end of each calendar year, be reported as having been earned by the Majority Sellers, in the pro rata portion indicated by their respective ownership of Trust Shares as set forth in Section 1.3 above, whether or not such income was disbursed during such calendar year.

(b) Prior to the execution of this Trust Agreement, the Parties shall provide the Trustee with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Trustee may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Trustee, the Trustee may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Trust Shares.

(c) To the extent that the Trustee becomes liable for the payment of any taxes in respect of income derived from the investment of the Trust Shares, the Trustee shall satisfy such liability to the extent possible from the Trust Shares. The Majority Sellers shall indemnify, defend and hold the Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Trustee on or with respect to the Trust Shares and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Trustee. The indemnification provided by this Section 1.10(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation of the Trustee and the termination of this Trust Agreement.

Section 1.11. Termination. Upon the disbursement of all of the Trust Shares, including any and all dividends or other property received in respect to such Trust Shares, this Trust Agreement shall terminate and be of no further force and effect except that the provisions of Sections 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2

DUTIES OF THE TRUSTEE

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Trustee is obligated only to perform the duties specifically set forth in this Trust Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Trustee be deemed to be a fiduciary to any Party or any other person under this Trust Agreement. The Trustee will not be responsible or liable for the failure of any Party to perform in accordance with this Trust Agreement. The Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Trust Agreement, whether or not an original or a copy of such agreement has been provided to the Trustee; and the Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Trust Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Trustee has no duties or obligations with respect thereto. This Trust Agreement sets forth all matters pertinent to the trust arrangement contemplated hereunder, and no additional obligations of the Trustee shall be inferred or implied from the terms of this Trust Agreement or any other agreement, including without limitation the Stock Purchase Agreement and the Lockup Agreement.

Section 2.2. Attorneys and Agents. The Trustee shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Trustee in accordance with the advice of counsel or other professionals retained or consulted by the Trustee. The Trustee shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Trustee may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. The Trustee shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Trustee shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Trustee to do things enumerated in this Trust Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation. No provision of this Trust Agreement shall require the Trustee to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Trust Agreement.

ARTICLE 3

PROVISIONS CONCERNING THE TRUSTEE

Section 3.1. Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Trustee from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Trustee may suffer or incur by reason of any action, claim or proceeding brought against the Trustee, arising out of or relating in any way to this Trust Agreement or any transaction to which this Trust Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Trustee. The provisions of this Section 3.1 shall survive the resignation or removal of the Trustee and the termination of this Trust Agreement.

Section 3.2. Limitation of Liability. THE TRUSTEE SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE TRUSTEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation. The Trustee may resign by furnishing written notice of its resignation to the Parties. Such resignation shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Trustee’s sole responsibility thereafter shall be to safely keep the Trust Shares and any dividends on other property received in respect of such Trust Shares and to deliver the same to a successor trustee as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Trustee or in accordance with a court order. If the Parties have failed to appoint a successor trustee prior to the expiration of thirty (30) days following the delivery of such notice of resignation, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Trustee shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be borne equally by the Majority Sellers and Buyer Parent. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Trustee’s services as contemplated by this Trust Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Trust Agreement are not fulfilled, or the Trustee renders any service not contemplated by this Trust Agreement, or there is any assignment of interest in the subject matter of this Trust Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Trustee is made a party to any litigation pertaining to this Trust Agreement or the subject matter hereof, then the Trustee shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Trustee hereunder is not paid within thirty (30) days of the date due, the Trustee in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Trustee shall have, and is hereby granted, a prior lien upon the Trust Shares with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Trust Shares.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Trust Agreement, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee is authorized to retain the Trust Shares until the Trustee (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Trust Shares, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Trust Shares, in which event the Trustee shall be authorized to disburse the Trust Shares in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Trustee shall be relieved of all liability as to the Trust Shares and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Trustee shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Trustee is a party, shall be and become the successor trustee under this Trust Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Trust Shares; Compliance with Legal Orders. In the event that any Trust Shares shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Trust Shares, the Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Successors and Assigns. This Trust Agreement shall be binding on and inure to the benefit of the Parties and the Trustee and their respective successors and permitted assigns. No other persons shall have any rights under this Trust Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Trustee and shall require the prior written consent of the other Party and the Trustee (such consent not to be unreasonably withheld).

Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Trustee shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Trust Shares escheat by operation of law.

Section 4.3. Notices. All notices, requests, demands, and other communications required under this Trust Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. Any notice given shall be deemed given upon the actual date of such delivery. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Trustee and the other Party in writing of any name or address changes. In the case of communications delivered to the Trustee, such communications shall be deemed to have been given on the date received by the Trustee.

If to Live Nation, Inc.:

Live Nation, Inc.
9348 Civic Center Drive, 4th Floor
Beverly Hills, CA 90210
Facsimile Number: (310) 867-7054
Attention: Alan Ridgeway, Chief Financial Officer

with a copy to:

Live Nation, Inc.
9348 Civic Center Drive, 4th Floor
Beverly Hills, CA 90210
Facsimile Number: (310) 867-7158
Attention: Michael Rowles, General Counsel

If to a Majority Seller, to it at the registered address for its Trust Certificates shown in the records of the Trustee,

with a copy to:

c/o John Perkins
28 Pine Road
Palm Court
Bellville, St. Michael, Barbados
Facsimile Number: (246) 429-5143

and a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Facsimile number: (212) 836-8689
Attention: Emanuel Cherney, Esq.

Each of the parties to this Trust Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 6.7 to each of the other parties hereto.

If to the Trustee:

Wells Fargo Bank, National Association
1021 Main Street, Suite 2403
MAC T5017-241
Houston, Texas 77002
Attention: Deirdre Ward, Corporate Trust and Escrow Services
Telephone: (713) 289-3463
Facsimile: (713) 289-3488

Each of the parties to this Trust Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 4.3 to each of the other parties hereto.

Section 4.4. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Section 4.5. Entire Agreement. This Trust Agreement, together with the Stock Purchase Agreement and the Lockup Agreement, sets forth the entire agreement and understanding of the Parties relating to the Trust Shares and supersedes any prior oral or written agreements or arrangements in respect to the subject matter hereof and thereof.

Section 4.6. Amendment. This Trust Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by each of the Parties and the Trustee.

Section 4.7. Waivers. The failure of any party to this Trust Agreement at any time or times to require performance of any provision under this Trust Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Trust Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Trust Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Trust Agreement.

Section 4.8. Headings. Section headings of this Trust Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Trust Agreement.

Section 4.9. Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and all of such counterparts taken together shall constitute one and the same instrument.

Section 4.10. Certain Defined Terms. As used in this Trust Agreement, the following terms will have the following respective meanings:

(a) “Affiliate” with respect to any specified Person, (i) with respect to any natural Person, any trust, family limited partnership or similar entity created by such natural Person solely for the benefit of such natural Person for estate planning purposes, and (ii) with respect to any other Person, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person (for the purposes of this definition, “control,” including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

(b) “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(c) “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

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IN WITNESS WHEREOF, this Trust Agreement has been duly executed as of the date first written above.

LIVE NATION, INC.

By: /s/ Michael Rowles
Name: Michael Rowles
Title: EVP, GC and Secretary

SAMCO INVESTMENTS LTD.

By: /s/ Christopher C. Morris
Name: Christopher C. Morris
Title: Director

/s/ Michael Cohl

MICHAEL COHL

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Josie Hixon
Name: Josie Hixon
Title: Vice President